UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of report (Date of earliest event reported): March 21, 2019

EMPLOYERS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)
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NEVADA	001-33245	04-3850065
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

10375 Professional Circle
Reno, Nevada		89521
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code: (888) 682-6671

No change since last report
(Former Name or Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.
On March 21, 2019, Employers Holdings, Inc. (“EHI” or the “Company”) announced that João (John) M. de Figueiredo has been appointed as a member of the EHI Board of Directors (the “Board”) effective April 1, 2019. Dr. de Figueiredo will be a Class II director with a term expiring at the Company’s 2020 Annual Meeting of Stockholders. Dr. de Figueiredo will serve on the Board and any Committees to which he will be appointed.
John de Figueiredo, 53, is currently the Russell M. Robinson II Professor of Law, Strategy, and Economics at the Duke University Law School and Fuqua School of Business. Prior to joining Duke, Dr. de Figueiredo held faculty positions at the UCLA Anderson School of Management, UCLA Law School, and the MIT Sloan School of Management. He has also served as a strategic management consultant at Monitor Company. His research specializes in business and innovation strategies in regulated industries. His scholarly articles, papers, and reviews on strategy, innovation, economics, and business-government interactions have appeared in numerous scholarly and management journals in a variety of disciplines. Dr. de Figueiredo received a Ph.D. in Business and Public Policy from the University of California, Berkeley, an M.Sc. degree in Economics from the London School of Economics, and an A.B. degree from Harvard University, and he has been a Research Associate with the National Bureau of Economic Research since 2007.
Dr. de Figueiredo will participate in the non-employee director compensation program at the Company. Under the current program, non-employee Board members receive an annual cash retainer of $48,000, Board committee chairs receive an annual cash retainer ranging from $10,000 to $15,000, and Board committee members receive meeting fees ranging from $1,500 to $1,750 per meeting. Historically, the non-employee director compensation program has also included a grant of Restricted Stock Units (RSUs) to continuing directors after each Annual Meeting of Stockholders. For non-employee directors who have joined the Board between annual meetings, the Compensation Committee of the Board has made a grant of RSUs in an amount that takes into consideration the length of time the new Board member will serve between annual meetings. The Compensation Committee of the Board intends to meet at a later date to consider granting Dr. de Figueiredo an award of RSUs on a similar basis.
There are no arrangements or understandings between Dr. de Figueiredo and any other person pursuant to which he was named a director of the Company. Dr. de Figueiredo has no family relationship with the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Dr. de Figueiredo has not entered into any other material plan, contract, arrangement or amendment in connection with his appointment to the Board.
Dr. de Figueiredo is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
On March 21, 2019, the Company issued a press release regarding the appointment of Dr. de Figueiredo to the Board. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits
Item 9.01.    Financial Statements and Exhibits.
99.1    Employers Holdings, Inc. press release dated March 21, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPLOYERS HOLDINGS, INC.
Dated:	March 21, 2019	/s/ Lori A. Brown
Lori A. Brown
Executive Vice President,
Chief Legal Officer and General Counsel

Exhibit Index

Exhibit No.	Exhibit
99.1	Employers Holdings, Inc. press release dated	March 21, 2019